EXHIBIT 3.1

SEVENTH RESTATED

BYLAWS OF

STEWART & STEVENSON SERVICES, INC.

Effective July 9, 2004

ARTICLE I

Offices

Section 1.1.  Offices.  The principal business office of the Corporation shall be at Houston, Texas or at such other location within the State of Texas as the Board of Directors may, from time to time, establish by resolution.  The Corporation may have such other business offices within or without the State of Texas as the Board of Directors may from time to time establish or the business of the Corporation may require.

ARTICLE II

Capital Stock

Section 2.1.  Certificates Representing Shares.  Certificates representing shares of stock of the Corporation shall be consecutively numbered and in such form or forms as comply with the requirements of law and the Restated Articles of Incorporation and as the Board of Directors shall approve.  Such certificates shall be signed by the President or a Vice President, and the Secretary or an Assistant Secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof.  The signatures of the President or Vice President and the Secretary or Assistant Secretary may be facsimiles, engraved or printed, if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation.  In case any officer or officers who have signed or whose facsimile signature or signatures have been placed upon such certificate shall have ceased to be such officer or officers before such certificate is issued, it may be adopted and issued by the Corporation with the same effect as if he or they had not ceased to be such officer or officers as of the date of its issuance, and the issuance and delivery thereof by the Corporation shall constitute adoption thereof by the Corporation.

Section 2.2.  Stock Certificate Register and Shareholders of Record.  The Secretary of the Corporation shall keep at the registered office of the Corporation, or cause a duly appointed transfer agent or registrar to keep at its principal office, a share register showing the names of the shareholders and their addresses, the number of shares held by each, the number and date of issue of all certificates representing shares of the Corporation, the number and date of cancellation of every certificate surrendered for cancellation and whether such certificates originated from original issue or transfer.  Such information may be kept in any medium capable of reproducing the information in clearly legible form and shall be the official list of shareholders of record of the Corporation for all purposes.  The Corporation shall be entitled to treat the holder of record of any shares of the Corporation as the owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or any rights deriving from such shares on the part of any other person, including (but without limitation) a purchaser, assignee, or transferee, unless and until such other person becomes the holder of record of such shares, whether or not the Corporation shall have either actual or constructive notice of the interest of such other person.

Section 2.3.  Transfer of Stock.  The shares represented by any share certificates of the Corporation are transferable only on the stock certificate register of the Corporation by the holder of record thereof in person or by a duly authorized attorney or legal representative upon surrender of the certificate for such shares properly endorsed or assigned.

Section 2.4.  Transfer Agent and Registrar.  The Board of Directors may appoint one or more transfer agents or registrars of the shares, or both, and may require all share certificates to bear the signature of a transfer agent or registrar or both.

Section 2.5.  Lost, Stolen or Destroyed Certificates.  The Corporation may issue a new certificate for shares of stock in the place of any certificate theretofore issued and alleged to have been lost, stolen or destroyed, but the Board of Directors may require the owner of such lost, stolen or destroyed certificate, or his legal representative, to furnish an affidavit as to such loss, theft, or destruction and to give a bond in such form and substance, and with such surety or sureties, with fixed or open penalty, as it may direct, to indemnify the Corporation, and the transfer agents and registrars, if any, against any claim that may be made on account of the alleged loss, theft or destruction of such certificate.  Any such new certificate shall be plainly marked “Duplicate” on its face.

ARTICLE III

The Shareholders

Section 3.1.  Annual Meetings.  An annual meeting of the shareholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, within or without the State of Texas, as may be designated by the Board of Directors or officer calling the meeting at 10:00 in the morning of the second Tuesday in June, or on such other date and time as the Board of Directors or officer calling such meeting shall fix and set forth in the notice of the meeting.  At the annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the annual meeting.  To be properly brought before the annual meeting of shareholders, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Section 3.1, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 3.1.  For business to be properly brought before an annual meeting by a shareholder, the shareholder, in addition to any other applicable requirements, must have given timely notice thereof in writing to the Secretary of the Corporation.  To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders of the Corporation.  A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business, (c) the class and number of shares of voting stock of the Corporation which are beneficially owned by the shareholder, (d) a representation that the shareholder intends to appear in person or by proxy at the meeting to bring the proposed business before the annual meeting, and (e) a description of any material interest of the shareholder in such business.  Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 3.1.  The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 3.1, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Notwithstanding the foregoing provisions of this Section 3.1, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 3.1.

Section 3.2.  Special Meetings.  Except as otherwise provided by law or by the Restated Articles of Incorporation, special meetings of the shareholders may be called by the Chairman of the Board, the President, the Board of Directors, or the holders of not less than one-tenth of all the shares having voting power at such meeting, and shall be held at the principal office of the Corporation, at such time as is stated in the notice calling such meeting, or at such other place as the person or body calling such meeting may determine and state in such notice.

Section 3.3.  Notice of Meetings - Waiver.  Written, electronic or printed notice, stating the place, day and hour of any meeting and, in case of a special shareholders’ meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting by or at the direction of the Chairman of the Board, the President, or the officer, body or person calling the meeting, to each shareholder of record entitled to vote at such meeting.  Notice shall be delivered personally, by mail or, subject to receipt by the Corporation of written authorization, electronic transmission.  If delivered personally, such notice shall be deemed delivered when actually received by the shareholder.  If delivered by mail, such notice shall be deemed delivered when deposited in the United Sates mail addressed to the shareholder at his address as it appears on the stock certificate register of the Corporation, with postage thereon prepaid.  If delivered by electronic transmission, such notice shall be deemed delivered when the notice or the location from which the notice can be retrieved or otherwise viewed is sent to the electronic mail address specified by each shareholder that authorized electronic transmission.  Such further or earlier notice shall be given as may be required by law.  Waiver by a shareholder of notice in writing of a shareholders’ meeting, signed by him, whether before or after the time stated therein, shall be equivalent to the giving of such notice.  No notice shall be necessary for any adjourned meeting.

Section 3.4.  Closing of Stock Certificate Register and Fixing Record Date.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock certificate register shall be closed for a stated period but not to exceed, in any case, fifty (50) days.  If the stock certificate register shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such registers shall be closed for at least ten (10) days immediately preceding such meeting.  In lieu of closing the stock certificate register, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty (50) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.  If the stock certificate register is not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.  When a determination of shareholders entitled to vote at any meeting of shareholders has been made, as provided in this Section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock certificate register and the stated period of closing has expired.

Section 3.5.  Voting List.  The officer or agent having charge of the stock certificate register for shares of the Corporation shall make, at least ten (10) days before such meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during the usual business hours.  Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.  Failure to comply with this Section shall not effect the validity of any action taken at such meeting.

Section 3.6.  Quorum and Officers.  Except as otherwise provided by law, by the Restated Articles of Incorporation or by these Bylaws, the holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders, but the shareholders present at any meeting, although less than a quorum, may from time to time adjourn the meeting to some other day and hour, without notice other than announcement at the meeting.  The vote of the holders of a majority of the shares entitled to vote and thus represented at a meeting at which a quorum is present shall be the act of the shareholders’ meeting, unless the vote of a greater number is required by law, the Restated Articles of Incorporation or these Bylaws.  The Chairman of the Board, or in his absence, the President, shall preside at and the Secretary, or in his absence, any Assistant Secretary shall keep the records of each meeting of shareholders, and in the absence of all such officers, their respective duties shall be performed by persons appointed by the meeting.

Section 3.7.  Proxies.  A shareholder may vote either in person or by proxy executed in writing by the shareholder, or by his duly authorized attorney-in-fact.  Proxies shall be dated but need not be sealed, witnessed or acknowledged.  No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy.  Each proxy shall be revocable unless provided expressly therein to be irrevocable, and unless otherwise made irrevocable by law.  Proxies shall be filed with the Secretary of the Corporation before or at the time of the meeting.

Section 3.8.  Balloting.  Upon the demand of any shareholder, the vote upon any question before the meeting shall be by ballot.  At each meeting inspectors of election may be appointed by the presiding officer of the meeting, and at any meeting for the election of directors, inspectors shall be so appointed on the demand of any shareholder present or represented by proxy and entitled to vote at the election of directors.  No director or candidate for the office of directors shall be appointed as such inspector.

Section 3.9.  Voting Rights; Voting for Directors.  Each outstanding share of common stock shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of shareholders.  No shareholder shall have the right to cumulate his votes for the election of directors, but each share shall be entitled to one vote in the election of each director.

Section 3.10  Nominations for Election as a Director.  Only persons who are nominated in accordance with the procedures set forth in these Bylaws and qualify for nomination pursuant to Section 4.1 shall be eligible for election by shareholders as, and to serve as, directors.  Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders (a) by or at the direction of the Board of Directors or a duly constituted committee thereof or (b) by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Section 3.10, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 3.10.  Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation.  To be timely, a shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation (i) with respect to an election to be held at the annual meeting of the shareholders of the Corporation, not less than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders of the Corporation, and (ii) with respect to an election to be held at a special meeting of shareholders of the Corporation for the election of directors not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed to shareholders of the Corporation as provided in Section 3.3 or public disclosure of the date of the special meeting was made, whichever first occurs.  Such shareholder’s notice to the Secretary shall set forth (x) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected), and (y) as to the shareholder giving the notice (i) the name and address, as they appear on the Corporation’s books, of such shareholder and (ii) the class and number of shares of voting stock of the Corporation which are beneficially owned by such shareholder.  At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee.  In the event that a person is validly designated as a nominee to the Board of Directors in accordance with the procedures set forth in this Section 3.10 and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the shareholder who proposed such nominee, as the case may be, may designate a substitute nominee.  Other than directors chosen pursuant to the provisions of Section 4.3, no person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3.10.  The presiding officer of the meeting of shareholders shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.  Notwithstanding the foregoing provisions of this Section 3.10, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of

1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 3.10.

ARTICLE IV

The Board of Directors

Section 4.1.  Number and Qualifications.  The business and affairs of the Corporation shall be managed and controlled by the Board of Directors, and subject to any restrictions imposed by law, by the Restated Articles of Incorporation, or by these Bylaws, the Board of Directors may exercise all the powers of the Corporation.  The Board of Directors shall consist of eight (8) members.  The number thereof may be increased or decreased from time to time by amendment to these Bylaws, but no decrease shall have the effect of shortening the term of any incumbent director.  Directors need not be residents of Texas and need not be shareholders.  Directors who have attained the age of 73 years at the time their term expires shall resign on the expiration of their term.  No person shall be qualified for re-election as a director of the Corporation if he is an incumbent director and has attended fewer than fifty (50%) percent of the meetings of the Board of Directors held during any fiscal year.”

Section 4.2.  Classification and Term.  The Board of Directors shall be divided into three classes, each class consisting as nearly as possible of one-third (1/3) of the number of directors that make up the full Board of Directors.  At each annual meeting of shareholders, the number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting of shareholders.

Section 4.3.  Vacancies.  Any vacancy on the Board of Directors may be filled by the vote of a majority of the remaining directors though less than a quorum of the Board of Directors; provided, that the Board of Directors may not fill more than two (2) vacancies caused by an increase in the number of directors during any period between two (2) successive annual meetings of shareholders.  A director elected to fill a vacancy shall hold office for the unexpired portion of his predecessor’s term if such vacancy was created by the death, resignation, disqualification or removal of a director or until the next annual meeting of shareholders if such vacancy was created by an increase in the size of the Board of Directors.

Section 4.4.  Place of Meeting.  Meetings of the Board of Directors may be held either within or without the State of Texas, at whatsoever place is specified by the officer or director calling the meeting.  In the absence of other designation, the meeting shall be held at the principal business office of the Corporation.

Section 4.5.  Regular Meetings.  The Board of Directors shall hold no fewer than four (4) regular meetings in each fiscal year.  One such regular meeting (the “Annual Meeting of Directors”) shall be held immediately following the annual meeting of shareholders, at the place of such shareholder meeting, and the other regular meetings shall be held at such times and places as the Board of Directors shall establish by resolution at the regular meeting following the annual meeting of shareholders.  No notice of any kind of such regular meetings shall be necessary to either old or new members of the Board of Directors.

Section 4.6.  Special Meetings.  Special meetings of the Board of Directors shall be held at any time by call of the Chairman of the Board, the President (if a director) or by a majority of the directors.  The Secretary or officer performing his duties shall give notice of special meetings to each director at his usual business or residence address by mailing such notice at least five (5) days or one hundred twenty (120) hours before the meeting or by personally delivering or, subject to receipt of written authorization, electronically transmitting the same at least one (1) day or twenty-four (24) hours before the meeting.  No notice shall be necessary for any adjourned meeting.  A waiver of notice of any special meeting, in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.  Such notice or waiver thereof need not specify the business to be transacted at, or the purpose of, such meeting.  Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express and announced purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 4.7.  Quorum.  Four directors shall constitute a quorum for the transaction of business.  The act of a majority of the directors present at a meeting at which a quorum is in attendance shall be the act of the Board of Directors unless a larger number is required by applicable law, the Restated Articles of Incorporation or these Bylaws, but any one or more directors, although less than a quorum, may adjourn the meeting to some other day or hour.

Section 4.8.  Chairman of the Board.  At each Annual Meeting of Directors, the Board of Directors shall elect from its membership a Chairman of the Board who shall serve in such capacity until the next Annual Meeting of Directors or until his death, resignation, disqualification or removal if sooner.  The Chairman of the Board shall preside at all meetings of the Board of Directors and at all meetings of the shareholders of the Company.

Section 4.9.  Procedure at Meetings.  The Chairman of the Board shall preside at meetings of the Board of Directors.  In his absence at any meeting, the President (if a director) shall preside, and in the absence of both the Chairman of the Board and the President, a member of the Board of Directors selected by the members present shall preside.  The Secretary of the Corporation shall act as secretary at all meetings of the Board, or in his absence the presiding officer of the meeting may designate any person to act as secretary.  At meetings of the Board of Directors, business shall be transacted in such order as from time to time the Board of Directors may determine.

Section 4.10.  Presumption of Assent.  A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a director who voted in favor of such action.

Section 4.11.  Compensation.  Directors as such shall not receive any stated salary for their service, but by resolution of the Board of Directors (a) an annual directors fee and (b) a fixed sum and expenses for attendance, if any, may be allowed to each director who is not an officer or employee of the Corporation for attendance at each regular or special meeting of the Board of Directors or of any Committee thereof; but nothing herein shall preclude any director from serving the Corporation in any other capacity or receiving compensation therefor.

Section 4.12.  Standing Committees.  The Board of Directors by resolution adopted by a majority of the number of directors fixed by the Bylaws shall designate from their number an Executive Committee and an Audit Committee.

The Executive Committee shall consist of not less than three (3) persons.  Each member shall serve until the next annual meeting of shareholders or until such director’s retirement, removal, disqualification, or death.  The Executive Committee shall meet upon the call of the chairman of such committee or any two (2) members thereof and shall have and may exercise all of the authority of the Board of Directors in the business and affairs of the Corporation except (a) the power to authorize or approve the sale or other transfer of any real property now owned or hereafter acquired by the Corporation; (b) the power to vote, direct the vote or grant proxies relating to any stock owned by the Corporation; (c) the power to authorize or approve purchases or commitments for goods or services with an aggregate market value in any single transaction or group of related transactions exceeding $5,000,000 except for goods and services purchased in the ordinary course of business for inventory or pursuant to capital expenditure budgets approved by the Board of Directors; (d) the power to authorize or approve the incurrence or guaranty of indebtedness with an original principal amount in excess of $1,000,000 and a maturity of longer than one (1) year; (e) the power to make loans, guaranties, investments, or other commitments outside the ordinary course of business in excess of $5,000,000 at any time outstanding to any one person or group of persons; and (f) where action of the Board of Directors is specified by the Texas Business Corporation Act or by other applicable law.

The Audit Committee shall consist of not less than three (3) directors who are qualified and independent of management and free of any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a committee member.  Each member shall serve until the next annual meeting of shareholders or until such director’s retirement, removal, disqualification, or death.  The Audit Committee shall meet no fewer than four (4) times in each fiscal year of the Corporation upon the call of the chairman of such committee or any two (2) members thereof and shall have and may exercise such responsibilities, authority and power as the Board of Directors specifies.

The designation of Standing Committees and delegation of authority thereto shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

Section 4.13.  Other Committees of the Board of Directors.  The Board of Directors, by resolution adopted by a majority of the number of directors fixed by the Bylaws, may designate from their number such compensation, nominating and other committees as they shall, from time to time, deem necessary and proper.  Such committees shall be composed of not less than three members and shall have and exercise such of the Board of Directors’ authority as shall by resolution, be delegated to it.  The designation of such other committees and the delegation of authority thereto shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

Section 4.14.  Meetings and Reports of the Committees.  The Committees shall meet from time to time as set forth in the Bylaws and on call of the Chairman or any two or more members thereof.  Notice of each such meeting, stating the place, day and hour thereof, shall be served personally on each member of such Committee, or shall be mailed, delivered, telephoned or, subject to receipt of written authorization, electronically transmitted to his address on the books of the Corporation, at least twenty-four (24) hours before the meeting.  No such notice need state the business proposed to be transacted at the meeting.  No notice of the time or place of any meeting of such Committee need be given to any member thereof who attends in person or who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice.  No notice need be given of an adjourned meeting of any Committee.  Meetings of the Committees may be held at such place or places, either within or outside of the State of Texas, as such Committee shall determine, or as may be specified or fixed in the respective notices or waivers thereof.  Each Committee may fix its own rules of procedure.  They shall keep record of their proceedings and shall report these proceedings to the Board of Directors at the regular meetings thereof held next after they have been taken.

Section 4.15.  Advisory Directors.  The Board of Directors, by resolution adopted by a majority of the number of directors fixed by the Bylaws, may appoint from those persons who have previously served as a director of the Corporation, such advisory directors as the Board of Directors may, from time to time, determine to be desirable.  Such advisory directors shall be ex-officio members of the Board of Directors, shall hold office from the date elected until the next following annual meeting of the Board of Directors unless sooner removed in the manner provided for the removal of Directors, shall be entitled to receive notice of and to attend all meetings of the Board of Directors and shall be reimbursed for all out-of-pocket expenses incurred to attend meetings of the Board of Directors.  Advisory directors shall not be a member of any committee of the Board of Directors, vote on any matter brought before the Board of Directors for action or be counted for the purposes of determining whether a quorum exists.  Failure to notify the advisory directors of any meeting shall not render any meeting or any action taken at such meeting void.

ARTICLE V

Officers

Section 5.1.  Number.  The officers of the Corporation shall consist of the President, Secretary, Treasurer and Controller; and, in addition, such Vice Presidents, other officers and assistant officers and agents as may be deemed necessary and elected or appointed by the Board of Directors.  The Board of Directors may by resolution designate any officer as the Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, or other title.  Any two or more offices may be held by the same person.

Section 5.2.  Election; Term; Qualification.  Officers shall be chosen by the Board of Directors at the Annual Meeting of the Directors and may be chosen at any other meeting of the Board of Directors.  Each officer shall hold office until the next following Annual Meeting of Directors, or until his death, resignation, retirement or removal.

Section 5.3.  Removal.  Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors at its pleasure, but such removal shall be without prejudice to other contract rights, if any, of the person so removed.  Election or appointment of an officer or agent shall not of itself create any contract rights.

Section 5.4.  Vacancies.  Any vacancy in any office for any cause may be filled by the Board of Directors at any meeting.

Section 5.5.  Duties.  The officers of the Corporation shall have such powers and duties, except as modified by the Board of Directors, as generally pertain to their offices, respectively, as well as such powers and duties as from time to time shall be conferred by the Board of Directors and by these Bylaws.

Section 5.6.  The President.  The President shall, subject to the control of the Board of Directors, have general supervision and control over all of the business, assets and affairs of the Corporation.  All other officers shall report as directed by the President.  In the absence of the Chairman of the Board, the President shall perform all of the duties of the Chairman of the Board, and when so acting shall have all of the powers of, and be subject to all restrictions upon, the Chairman of the Board.

Section 5.7.  Secretary.  The Secretary shall:  (a) keep the minutes of all meetings of the shareholders, of the Board of Directors, and of all committees of the Board of Directors, in one or more books provided for that purpose and shall distribute a copy of all such minutes to the members of the Board of Directors immediately on receipt thereof, (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law, (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized, (d) have general charge of the stock certificate register, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct, of the Corporation, all of which shall, at all reasonable times, be open to the examination of any director, upon application at the office of the Corporation during business hours, and (e) in general perform all duties and exercise all powers incident to the office of the Secretary and such other duties and powers as the Board of Directors or the President from time to time may assign to or confer on him.

Section 5.8.  Treasurer.  The Treasurer shall be legal custodian of all monies, notes, securities, and other valuables which may from time to time come into the possession of the Corporation and shall perform such other duties as the Bylaws may require or the Board of Directors may prescribe.  The Treasurer shall have the power and authority to incur or guaranty indebtedness on behalf of the Corporation without the prior approval of the Board of Directors provided that the original principal amount thereof is less than $1,000,000 and the original maturity is less than one year.

Section 5.9.  Controller.  The Controller shall keep complete and accurate books and records of account showing accurately at all times the financial condition of the Corporation.  He shall furnish at meetings of the Board of Directors, or whenever requested, a statement of the financial condition of the Corporation, and shall perform such other duties as the Bylaws may require or the Board of Directors may prescribe.

Section 5.10.  The Vice Presidents.  The Board of Directors may from time to time elect such Vice Presidents as the Board of Directors deems appropriate and assign thereto such general or specific powers, authority and responsibility as the Board of Directors deems appropriate.  The Board of Directors may specify the order in which the Vice Presidents may act in the absence of the President.  Any action taken by a Vice President in the performance of the duties of President shall be conclusive evidence of the absence of the President.  The Vice Presidents shall perform such other duties as may, from time to time, be assigned to them by the Board of Directors or the President.  A Vice President may also sign with the Secretary or an Assistant Secretary certificates of stock of the Corporation.

Section 5.11.  Assistant Officers.  Any Assistant Secretary, Assistant Treasurer or Assistant Controller appointed by the Board of Directors shall have power to perform, and shall perform, all duties incumbent upon the Secretary, the Treasurer or the Controller of the Corporation, respectively, subject to the general direction of such officers, and shall perform such other duties as the Bylaws may require or the Board of Directors may prescribe.

Section 5.12.  Salaries.  The salaries or other compensation of the officers shall be fixed from time to time by the Board of Directors.  No officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a director of the Corporation.

Section 5.13.  Bonds of Officers.  The Board of Directors may secure the fidelity of any or all of such officers by bond or otherwise, in such terms and with such surety or sureties, conditions, penalties or securities as shall be required by the Board of Directors.

Section 5.14.  Delegation.  The Board of Directors may delegate temporarily the powers and duties of any officer of the Corporation, in case of his absence or for any other reason, to any other officer, and may authorize the delegation by any officer of the Corporation of any of his powers and duties to any agent or employee subject to the general supervision of such officer.

ARTICLE VI

Miscellaneous

Section 6.1.  Contracts.  The Board of Directors may authorize any officer or officers, agent or agents, of the Corporation to enter into any contract or execute and deliver any instrument in the name of or on behalf of the Corporation, and such authority may be general or confined to specific instances; and, unless so authorized by the Board of Directors or by these Bylaws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement, or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

Section 6.2.  Checks, Drafts, etc.  All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officers or employees of the Corporation as shall from time to time be authorized pursuant to these Bylaws or by resolution of the Board of Directors.

Section 6.3.  Depositories.  All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may from time to time designate, upon such terms and conditions as shall be fixed by the Board of Directors.  The Board of Directors may from time to time authorize the opening and keeping with any such depository as it may designate of general and special bank accounts, and may make such special rules and regulations with respect thereto, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

Section 6.4.  Endorsement of Stock Certificates.  Subject to the specific directions of the Board of Directors, any share or shares of stock issued by any corporation and owned by the Corporation (including reacquired shares of the Corporation) may, for sale or transfer, be endorsed in the name of the Corporation by the President or any Vice President, and attested or witnessed by the Secretary or any Assistant Secretary either with or without affixing the corporate seal.

Section 6.5.  Voting of Shares Owned by the Corporation.  Subject to the direction of the Board of Directors, the President, the Secretary and the Treasurer, or any of them, shall have the power and authority on behalf of the Corporation to attend and to vote and to grant proxies to be used at any meeting of shareholders of any corporation in which the Corporation may hold stock.  The Board of Directors may confer like powers upon any other person or persons.

Section 6.6.  Corporate Seal.  The corporate seal shall be in the form of a five pointed star surrounded by the words “Stewart & Stevenson Services, Inc.,” and such seal, or a facsimile thereof, may be impressed on, affixed to, or in any manner reproduced upon, instruments of any nature required to be executed by officers of the Corporation.

Section 6.7.  Fiscal Year.  The fiscal year of the Corporation shall begin on February 1 and end on January 31 of the next following year, or on such other dates as the Board of Directors at any time shall determine.

Section 6.8.  Resignations.  Any director or officer may resign at any time.  Such resignations shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the Chairman of the Board, President or Secretary.  The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

Section 6.9.  Indemnification of Officers and Directors.  The Corporation shall indemnify any person against any judgment, penalty, fine, settlement and reasonable expenses incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is or is threatened to be made a party because he is or was serving as an officer or director of the Corporation or at the request of the Corporation as an officer, director, partner, venturer, proprietor, trustee, employee, agent or other functionary of another entity and (i) such person is wholly successful in the defense thereof, or (ii) it is determined in the manner required by law that such person conducted himself in good faith, reasonably believed that his conduct was in the best interest of the Corporation and had no reasonable cause to believe that his conduct was unlawful; provided, however, that no person shall be indemnified if such indemnity is prohibited by applicable law.  Any such indemnification shall be reported in writing to the shareholders of the Corporation on or before the notice or waiver of notice of the next shareholders’ meeting and in any event within twelve (12) months of the indemnification.  The right of indemnification under this Section 6.9 shall be in addition to any other rights to which such persons may be entitled and is intended to provide the broadest benefits permitted by law.

ARTICLE VII

Amendments

Section 7.1.  Amendments.  The Board of Directors, by the affirmative vote of seven directors may alter, amend or repeal these Bylaws or adopt new Bylaws.  The shareholders by affirmative vote of two-thirds (2/3) of the issued and outstanding shares entitled to vote may alter, amend or repeal these Bylaws or adopt new Bylaws, without notice at any regular meeting, or if notice of the proposed amendment be contained in the notice of any special meeting.

FIRST AMENDMENT TO THE SEVENTH RESTATED BYLAWS

OF STEWART & STEVENSON SERVICES, INC.

Effective October 19, 2004 Section 4.1 Number and Qualifications and Section 4.7 Quorum of the Seventh Restated Bylaws of the Company are amended to read as follows:

“Section 4.1.  Number and Qualifications.  The business and affairs of the Corporation shall be managed and controlled by the Board of Directors, and subject to any restrictions imposed by law, by the Restated Articles of Incorporation, or by these Bylaws, the Board of Directors may exercise all the powers of the Corporation.  The Board of Directors shall consist of nine (9) members.  The number thereof may be increased or decreased from time to time by amendment to these Bylaws, but no decrease shall have the effect of shortening the term of any incumbent director.  Directors need not be residents of Texas and need not be shareholders.  Directors who have attained the age of 73 years at the time their term expires shall resign on the expiration of their term.  No person shall be qualified for re-election as a director of the Corporation if he is an incumbent director and has attended fewer than fifty (50%) percent of the meetings of the Board of Directors held during any fiscal year.”

“Section 4.7.  Quorum.  Five directors shall constitute a quorum for the transaction of business.  The act of a majority of the directors present at a meeting at which a quorum is in attendance shall be the act of the Board of Directors unless a larger number is required by applicable law, the Restated Articles of Incorporation or these Bylaws, but any one or more directors, although less than a quorum, may adjourn the meeting to some other day or hour.”

SECOND AMENDMENT TO THE SEVENTH RESTATED BYLAWS

OF STEWART & STEVENSON SERVICES, INC.

Effective June 7, 2005 Section 4.1, Section 4.7 and Section 7.1 of the Seventh Restated Bylaws of the Company are amended to read as follows:

“Section 4.1. Number and Qualifications.  The business and affairs of the Corporation shall be managed and controlled by the Board of Directors, and subject to any restrictions imposed by law, by the Restated Articles of Incorporation, or by these Bylaws, the Board of Directors may exercise all the powers of the Corporation.  The Board of Directors shall consist of seven (7)  members.  The number thereof may be increased or decreased from time to time by amendment to these Bylaws, but no decrease shall have the effect of shortening the term of any incumbent director.  Directors need not be residents of Texas and need not be shareholders.  Directors who have attained the age of 73 years at the time their term expires shall resign on the expiration of their term.  No person shall be qualified for re-election as a director of the Corporation if he is an incumbent director and has attended fewer than fifty percent (50%) of the meetings of the Board of Directors held during any fiscal year.

Section 4.7.           Quorum.  Four (4) directors shall constitute a quorum for the transaction of business.  The act of a majority of the directors present at a meeting at which a quorum is in attendance shall be the act of the Board of Directors unless a larger number is required by applicable law, the Restated Articles of Incorporation or these Bylaws, but any one or more directors, although less than a quorum may adjourn the meeting to some other day or hour.

Section 7.1.           Amendments.  The Board of Directors, by the affirmative vote of five (5) directors may alter, amend or repeal these Bylaws or adopt new Bylaws.  The shareholders by affirmative vote of two-thirds (2/3) of the issued and outstanding shares entitled to vote may alter, amend or repeal these Bylaws or adopt new Bylaws, without notice at any regular meeting, or if notice of the proposed amendment be contained in the notice of any special meeting.”

Effective April 5, 2005 Section 6.9 of the Seventh Restated Bylaws of the Company is amended to read as follows:

“Section 6.9. Indemnification of Officers and Directors.  The Corporation shall indemnify any person against any judgment, penalty, fine, settlement and reasonable expenses incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is or is threatened to be made a party because he is or was serving as an officer or director of the Corporation or at the request of the Corporation as an officer or director of another entity and (i) such person is wholly successful in the defense thereof, or (ii) it is determined in the manner required by law that such person conducted himself in good faith, reasonably believed that his conduct was in the best interest of the Corporation and had no reasonable cause to believe that his conduct was unlawful; provided, however, that no person shall be indemnified if such indemnity is prohibited by applicable law.  Any such indemnification shall be reported in writing to the shareholders of the Corporation on or before the notice or waiver of notice of the next shareholders’ meeting and in any event within twelve (12) months of the indemnification.  The right of indemnification under this Section 6.9 shall be in addition to any other rights to which such persons may be entitled and is intended to provide the broadest benefits permitted by law.”